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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF OPTIMUMCARE CORPORATION

OptimumCare Managed Care Plus, a California corporation

OptimumCare Staffing, Inc., a Florida corporation

Associated Staffing Resources, Inc., a California corporation